Exhibit 99.1

Andy Omiridis, EVP & CFO AMERISAFE 337.463.9052

AMERISAFE ANNOUNCES 2024 FOURTH QUARTER AND

YEAR-END RESULTS

Reports $55.4 Million of Net Income and Return on Equity of 20.2% in 2024

DeRidder, LA – February 26, 2025 - AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of workers’ compensation insurance focused on high-hazard industries, today announced results for the fourth quarter and year ended December 31, 2024.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	% Change	2024	2023	% Change
	(in thousands, except per share data)			(in thousands, except per share data)
Net premiums earned	$66,510	$65,712	1.2%	$270,639	$267,125	1.3%
Net investment income	6,914	8,077	-14.4%	29,212	31,339	-6.8%
Net realized gains (losses) on investments (pre-tax)	(395)	1,113	NM	(576)	6,579	NM
Net unrealized gains on equity securities (pre-tax)	917	5,120	NM	9,508	1,228	NM
Net income	13,194	19,181	-31.2%	55,436	62,108	-10.7%
Diluted earnings per share	$0.69	$1.00	-31.0%	$2.89	$3.23	-10.5%
Operating net income	12,782	14,257	-10.3%	48,380	55,940	-13.5%
Operating earnings per share	$0.67	$0.74	-9.5%	$2.53	$2.91	-13.1%
Book value per share	$13.51	$15.28	-11.6%	$13.51	$15.28	-11.6%
Net combined ratio	86.1%	85.5%		88.7%	85.9%
Return on average equity	18.5%	24.4%		20.2%	20.4%

G. Janelle Frost, President and Chief Executive Officer, commented: “In 2024, we successfully navigated a highly competitive workers’ compensation market, achieving growth and profitability despite industry challenges. Risk selection, appropriate product pricing and claims handling resulted in combined ratios of 86.1% this quarter and 88.7% for the year. This success is entirely attributable to our dedicated people and their unwavering commitment to our policyholders, injured workers, agents, and the communities we serve, yielding an 18.5% return on average equity for shareholders this quarter and 20.2% for the year. Their expertise, resilience, and focus on service excellence have been the driving force behind our ability to grow and adapt, while delivering consistently solid results in a dynamic environment.”

INSURANCE RESULTS

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	% Change	2024	2023	% Change
	(in thousands)			(in thousands)
Gross premiums written	$62,702	$60,324	3.9%	$294,144	$285,355	3.1%

Net premiums earned	66,510	65,712	1.2%	270,639	267,125	1.3%
Loss and loss adjustment expenses incurred	37,502	36,455	2.9%	157,267	148,263	6.1%
Underwriting and certain other operating costs, commissions, salaries and benefits	19,750	18,988	4.0%	80,129	78,313	2.3%
Policyholder dividends	23	732	-96.9%	2,657	2,957	-10.1%

Underwriting profit (pre-tax)	$9,235	$9,537	-3.2%	$30,586	$37,592	-18.6%

Insurance Ratios:
Current accident year loss ratio	71.0%	71.0%		71.0%	71.0%
Prior accident year loss ratio	-14.6%	-15.5%		-12.9%	-15.5%

Net loss ratio	56.4%	55.5%		58.1%	55.5%
Net underwriting expense ratio	29.7%	28.9%		29.6%	29.3%
Net dividend ratio	0.0%	1.1%		1.0%	1.1%

Net combined ratio	86.1%	85.5%		88.7%	85.9%

•

Voluntary premiums on policies written in the quarter were 8.5% higher than in the fourth quarter of 2023, primarily due to strong premium retention and new business production. For the full year, voluntary premiums increased by 4.6%.

•

Payroll audits and related premium adjustments increased premiums written by $2.5 million in the fourth quarter of 2024, compared to an increase of $4.8 million in the fourth quarter of 2023. For the full year 2024, audits and related premium adjustments increased written premiums by $20.2 million, compared to an increase of $24.0 million in 2023.

•

During the quarter, the Company experienced favorable net loss reserve development for prior accident years, which reduced loss and loss adjustment expenses by $9.7 million, primarily from accident years 2015 through 2022. For the full year, the Company experienced favorable development on prior accident years of $34.9 million, compared with $41.4 million in 2023. The Company attributes its lower claim severities for prior years to proactive claims handling.

•

For the quarter ended December 31, 2024, the underwriting expense ratio was 29.7% compared with 28.9% in the same quarter in 2023, due to a favorable franchise tax return to provision true-up in the previous year that did not recur in 2024. For the year ended December 31, 2024, the underwriting expense ratio was 29.6%, compared with 29.3% in 2023, primarily attributable to the fourth quarter of 2023 favorable franchise tax item.

•	The effective tax rate for the full year 2024 was 19.7%, unchanged from the prior year.

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INVESTMENT RESULTS

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	% Change	2024	2023	% Change
	(in thousands)			(in thousands)
Net investment income	$6,914	$8,077	-14.4%	$29,212	$31,339	-6.8%
Net realized gains (losses) on investments (pre-tax)	(395)	1,113	NM	(576)	6,579	NM
Net unrealized gains on equity securities (pre-tax)	917	5,120	NM	9,508	1,228	NM
Pre-tax investment yield	3.2%	3.5%		3.4%	3.4%
Tax-equivalent yield (1)	3.8%	3.7%		3.8%	3.7%

(1)	The tax equivalent yield is calculated using the effective interest rate and the appropriate marginal tax rate.

•

Net investment income for the quarter and full year ended December 31, 2024, decreased 14.4% to $6.9 million and 6.8% to $29.2 million, respectively, due to a decrease in investable assets following the payment of the special dividend on December 13, 2024.

•

Net unrealized gains on equity securities were $0.9 million in the fourth quarter of 2024. The full year 2024 unrealized gain of $9.5 million is reflective of favorable equity market returns during the year.

•	As of December 31, 2024, the carrying value of the Company’s investment portfolio, including cash and cash equivalents, was $832.8 million.

CAPITAL MANAGEMENT

In an accompanying announcement, the Company’s board of directors increased the regular quarterly dividend by 5.4% from $0.37 per share to $0.39 per share, payable on March 21, 2025, to shareholders of record as of March 7, 2025.

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SUPPLEMENTAL INFORMATION

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(in thousands, except share and per share data)
Net income	$13,194	$19,181	$55,436	$62,108
Less:
Net realized gains (losses) on investments	(395)	1,113	(576)	6,579
Net unrealized gains on equity securities (pre-tax)	917	5,120	9,508	1,228
Tax effect (1)	(110)	(1,309)	(1,876)	(1,639)

Operating net income (2)	$12,782	$14,257	$48,380	$55,940

Average shareholders’ equity (3)	$285,856	$314,167	$274,896	$304,942
Less:
Average accumulated other comprehensive loss	(5,775)	(13,779)	(8,035)	(10,511)

Average adjusted shareholders’ equity (2)	$291,631	$327,946	$282,931	$315,453

Diluted weighted average common shares	19,116,519	19,220,250	19,159,805	19,226,021
Return on average equity (4)	18.5%	24.4%	20.2%	20.4%
Operating return on average adjusted equity (2)	17.5%	17.4%	17.1%	17.7%
Diluted earnings per share	$0.69	$1.00	$2.89	$3.23
Operating earnings per share (2)	$0.67	$0.74	$2.53	$2.91

(1)	The tax effect of net realized losses on investments and net unrealized gains (losses) on equity securities is calculated with an effective tax rate of 21%.
(2)

Operating net income, average adjusted shareholders’ equity, operating return on average adjusted equity and operating earnings per share are non-GAAP financial measures. Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.

(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending shareholders’ equity for the applicable period.
(4)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity.

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NON-GAAP FINANCIAL MEASURES

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (the SEC) and includes a reconciliation of non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP in the Supplemental Information in this release.

Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these standard industry financial measures which include operating net income, average adjusted shareholders’ equity, operating return on average adjusted equity and operating earnings per share.

CONFERENCE CALL INFORMATION

AMERISAFE has scheduled a conference call for February 27, 2025, at 10:30 a.m. Eastern Time to discuss the results for the quarter. To participate in the conference call, dial 786-789-4797 (Conference Code 3280069) at least ten minutes before the call begins.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the “Investor Relations Home” page of the “Investors” section of the Company’s website (http://www.amerisafe.com). To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call at the same website location.

ABOUT AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging and lumber, agriculture, and manufacturing. AMERISAFE actively markets workers’ compensation insurance in 27 states.

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FORWARD LOOKING STATEMENTS

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans, expectations and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance, and include statements regarding management’s current views and expectations of the workers’ compensation insurance market, AMERISAFE’s growth opportunities, underwriting margins and actions by competitors. Investors are cautioned that many of the assumptions upon which these forward-looking statements are based might change after the date the forward-looking statements are made. Actual results may differ materially from the results expressed or implied in the forward-looking statements if the underlying assumptions prove to be incorrect or changes otherwise occur, or as the results of the materialization of risks, uncertainties and other factors impacting the business and operations of the Company, our policyholders or the market value of our investment portfolio. Factors that may affect our results are set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including AMERISAFE’s Annual Report on Form 10-K. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to update or revise any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes that arise after the date of this release.

– Tables to Follow –

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(unaudited)		(unaudited)
Revenues:
Gross premiums written	$62,702	$60,324	$294,144	$285,355
Ceded premiums written	(6,260)	(4,365)	(18,164)	(16,621)

Net premiums written	$56,442	$55,959	$275,980	$268,734

Net premiums earned	$66,510	$65,712	$270,639	$267,125
Net investment income	6,914	8,077	29,212	31,339
Net realized gains (losses) on investments	(395)	1,113	(576)	6,579
Net unrealized gains on equity securities	917	5,120	9,508	1,228
Fee and other income	83	94	260	582

Total revenues	74,029	80,116	309,043	306,853

Expenses:
Loss and loss adjustment expenses incurred	37,502	36,455	157,267	148,263
Underwriting and other operating costs	19,750	18,988	80,129	78,313
Policyholder dividends	23	732	2,657	2,957
Provision for investment related credit loss benefit	(20)	(6)	(66)	(57)

Total expenses	57,255	56,169	239,987	229,476

Income before taxes	16,774	23,947	69,056	77,377
Income tax expense	3,580	4,766	13,620	15,269

Net income	$13,194	$19,181	$55,436	$62,108

Basic EPS:
Net income	$13,194	$19,181	$55,436	$62,108

Basic weighted average common shares	19,035,995	19,159,911	19,070,717	19,149,080
Basic earnings per share	$0.69	$1.00	$2.91	$3.24
Diluted EPS:
Net income	$13,194	$19,181	$55,436	$62,108

Diluted weighted average common shares:
Weighted average common shares	19,035,995	19,159,911	19,070,717	19,149,080
Restricted stock and RSUs	80,524	60,339	89,088	76,941

Diluted weighted average common shares	19,116,519	19,220,250	19,159,805	19,226,021
Diluted earnings per share	$0.69	$1.00	$2.89	$3.23

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	December 31, 2024	December 31, 2023
	(unaudited)
Assets
Investments	$788,778	$857,786
Cash and cash equivalents	44,045	38,682
Amounts recoverable from reinsurers	117,019	129,963
Premiums receivable, net	142,659	132,861
Deferred income taxes	19,448	20,403
Deferred policy acquisition costs	19,151	17,975
Other assets	26,691	31,492

	$1,157,791	$1,229,162

Liabilities and Shareholders’ Equity
Liabilities:
Reserves for loss and loss adjustment expenses	$651,309	$673,994
Unearned premiums	121,926	116,585
Insurance-related assessments	14,852	16,896
Other liabilities	112,363	129,236
Shareholders’ equity	257,341	292,451

Total liabilities and shareholders’ equity	$1,157,791	$1,229,162

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